Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-114859) of Orion HealthCorp, Inc. (formerly SurgiCare, Inc.), of our report dated March 31, 2006, except for Note 19 as to which the date is November 7, 2006, which appears on Form 10-KSB/A filed with the Securities and Exchange Commission on November 9, 2006.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP

Houston, Texas
November 9, 2006